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                                                                    EXHIBIT 10.2

                            UNITED STATES OF AMERICA
                           DEPARTMENT OF THE TREASURY
                    OFFICE OF THE COMPTROLLER OF THE CURRENCY

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IN THE MATTER OF:                            )
ACE Cash Express, Inc.                       )
Irving, Texas                                )
                                             )
Agent and Bank Service Provider for:         )             AA-EC-02-19
                                             )
Goleta National Bank                         )
Goleta, California                           )
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                                  CONSENT ORDER

         ACE Cash Express, Inc., Irving, Texas ("ACE"), by and through its duly elected and acting President and Chief Operating Officer ("President"), has executed a "Stipulation and Consent to the Issuance of a Consent Order" dated October 25, 2002, that is accepted by the Comptroller of the Currency ("Comptroller" or "OCC"). By this Stipulation and Consent, which is incorporated by this reference, ACE has consented to the issuance of this Consent Order ("Order") by the Comptroller.

         Pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. Section 1818(b) and (i)(2), the Comptroller hereby orders that:

                                    ARTICLE I
                 CESSATION OF PAYDAY LENDING AND INDEMNIFICATION

         (1) Beginning November 15, 2002, and on an ongoing basis thereafter, ACE shall notify all applicants seeking to originate, renew or rollover any short-term consumer loan made by Goleta National Bank, Goleta, California ("Bank"), hereinafter referred to as "Bank Payday Loans", that ACE will no longer provide services related to the origination, renewal and rollover of Bank Payday Loans on or after January 1, 2003, in any state or in the District of Columbia.


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         (2) Not later than January 1, 2003, ACE shall cease providing any services to the Bank related to the origination, renewal or rollover of Bank Payday Loans in all states and the District of Columbia.

         (3) Notwithstanding paragraphs (1) and (2) of this Article, ACE may continue to provide services to the Bank related to the servicing and collection of Bank Payday Loans originated, renewed or rolled over before January 1, 2003; provided that, the due date is not extended for more than five (5) days, and no new funds are advanced on any Bank Payday Loan on or after January 1, 2003.

         (4) On or before November 1, 2002, ACE shall assume, indemnify, and hold the Bank harmless for one hundred percent (100%) of the costs, expenses, legal fees, damages, and related liabilities from third-party claims in accordance with the terms of Section 8.2(a) of the Master Loan Agency Agreement between the Bank and ACE dated August 11, 1999, as amended ("Master Loan Agreement"). ACE shall comply with this requirement by executing an amendment to the Master Loan Agreement with the Bank, which Amendment shall include, inter alia, an increase in the percentage of Section 8.2(a) to one hundred percent (100%) from either ninety-five percent (95%) or ninety percent (90%), respectively, and a reduction in the percentage of Section 8.1(a) to zero percent (0%) from either five percent (5%) or ten percent (10%), respectively. Thereafter, the Master Loan Agreement shall not be further amended or modified without the prior written consent of the Comptroller.


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                                   ARTICLE II

                                FUTURE ACTIVITIES

         (1) Effective immediately, ACE shall not enter into any agreement, written or oral, to provide services to any national bank or to any subsidiary of a national bank, including but not limited to the marketing, origination, servicing or collection of payday loans offered through a national bank or subsidiary thereof, without first obtaining the prior written determination of no objection from the OCC.

         (2) Any request to obtain a prior written determination of no objection, as required by paragraph (1) of this Article, shall:

             (a) be made at least ten (10) business days prior to entering into any agreement referenced in paragraph (1) of this Article;

             (b)   be made in writing to the Director of Special
                   Supervision/Fraud, Office of the Comptroller of the Currency, 250 E Street, Washington, DC 20219; and

             (c) include a full and complete description of the services to be performed by ACE, the name(s) of the national bank(s) and/or subsidiary(ies) for which the services will be provided, and a copy of any draft contract(s) governing the relationship between ACE and such national bank(s) and/or subsidiary(ies).

         (3) The Director of Special Supervision/Fraud will respond to any written request pursuant to paragraphs (1) and (2) of this Article within ten
(10) business days, provided that the ten-day period shall not commence until ACE has complied with paragraph 2(c) and the Director has notified ACE in writing that the request is deemed to be complete.


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                                   ARTICLE III

                       FILE ACCESS AND DOCUMENT RETENTION

         (1) Effective immediately and continuing for so long as this Order remains outstanding, ACE shall make available at the request of the Bank any information or documentation in ACE's possession, custody or control that relates to any applicant of a Bank Payday Loan obtained by ACE as a result of the Master Loan Agreement, or any other agreement between ACE and the Bank existing on or before December 31, 2002.

         (2) For purposes of this Order, the term "applicant" shall be defined as any person who has applied for a Bank Payday Loan, regardless of whether the loan has been approved, denied, cancelled, renewed, rolled over, or withdrawn.

         (3) Prior to the disposal or destruction of any Bank Payday Loan records, ACE shall secure the written authorization of the Bank. In addition, ACE shall not dispose of or destroy any records relating to Bank Payday Loans prior to the end of any applicable statutory or regulatory period requiring the retention of such records, and shall only dispose of or destroy such records in a manner that is in conformance with the applicable Bank policies and procedures in effect as of the date of this Order.


                                   ARTICLE IV

                            CIVIL MONEY PENALTY ORDER

         (1) Without admitting or denying any wrongdoing, ACE hereby consents to the payment of a civil money penalty in the amount of two hundred fifty thousand dollars ($250,000), which shall be paid upon execution of this Order. ACE shall make payment in full by check made payable to the Treasurer of the United States and shall deliver the payment to:


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Comptroller of the Currency, P.O. Box 73150, Chicago, Illinois 60673-7150 with a copy of the check sent to Director, Enforcement & Compliance Division, Office of the Comptroller of the Currency, 250 E Street, SW, Washington, DC 20219.

         (2) This Order shall be enforceable to the same extent and in the same manner as an effective and outstanding order that has been issued and has become final pursuant to 12 U.S.C. Sections 1818(h) and (i) (as amended).

                                    ARTICLE V

                                     CLOSING

         (1) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting ACE or any national bank (or subsidiary or affiliate thereof), except as set forth elsewhere herein (including the Stipulation and Consent) nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

         (2) Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the Director for Special Supervision/Fraud for good cause upon written application by ACE.

         (3) The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived or terminated in writing by the Comptroller.


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         (4) This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. Section 1818(b) and (i)(2), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

         (5) The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or arrangements or negotiations between the parties, whether oral or written.

IT IS SO ORDERED, this 25th day of October, 2002.


/s/ DAVID D. GIBBONS
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David D. Gibbons
Deputy Comptroller
Special Supervision/Fraud Division



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